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THE EHRENKRANTZ TRUST

CUSTODIAN AGREEMENT

THIS CUSTODIAN AGREEMENT, made on this 9th day of April, 1987, by and between The Ehrenkrantz Trust (hereinafter referred to as the "Depositor"), and RIGGS NATIONAL BANK,, a National banking association organized and existing under the laws of the United States and having its principal office and place of business in Washington, District of Columbia (hereinafter referred to as the "Custodian").

WITNESSETH:

In consideration of the mutual agreements herein contained and each act done pursuant hereto by either of the parties, it is mutually agreed as follows:

ARTICLE I

PROPERTY INVOLVED

1. The Depositor agrees to deliver or pay, or cause to be paid or delivered, forthwith to the custodian all securities and funds now or at any time owned by the Depositor. Custodian shall be under no duty to require the Depositor to deliver any of its assets to it and shall have no responsibility for any assets not delivered to it by the Depositor.

2. All securities delivered by the Depositor to the Custodian (other than bearer certificates) shall be properly endorsed in form for transfer, or in the name of a nominee of the Custodian or its depository or Depositor, or in the name of the Depositor.

ARTICLE II

SECURITIES

1. No title whatsoever to the securities held by the Custodian hereunder shall pass to the Custodian. The Custodian is appointed and constituted merely an agent for the safekeeping and custody of such securities on behalf of the Depositor subject to the terms hereof.

2. The Custodian shall have and perform the following powers and duties:

(a) To hold securities of the Depositor registered in the name of the Depositor or in street certificate form, and in any case, with or without any indication of fiduciary capacity.

(b) Upon receipt of proper instructions, and insofar as funds are available for the purpose, to pay for, from the Custody Account hereinafter referred to, and receive all securities purchased for the account of the Depositor, and to pay any expenses incidental thereto, payment being made only upon receipt of the securities in proper form for transfer in the Custodian's opinion, except for payments in connection with any conversion, surrendered, or exchange of securities owned by the Depositor, in which event any securities or cash to be received in such transaction shall be deliverable to the Custodian.

(c) Upon receipt of proper instructions, to exchange securities held by it for the account of the Depositor for other securities in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, change of par value, conversion, or otherwise; to deposit any such securities in accordance with the terms of any reorganization or protective plan; to release and deliver securities of the Depositor to the issuer thereof or its agent for transfer into the name of the Depositor or the Custodian, or nominee of the Custodian, or into street certificate form, or for exchange for a different number of certificates representing the same aggregate face amount or number of units, or for exchange of temporary certificates for permanent certificates; and to surrender warrants, rights, or similar securities in the exercise of such warrants, rights, or similar securities; provided, however, that in any such exchange, deposit, delivery, or surrender hereunder, the new securities and cash, if any, are to be delivered to the Custodian.

(d) Upon receipt of proper instructions, to make delivery of securities which have been sold for the account of the Depositor, or which have been called, redeemed, retired, or otherwise become payable, such delivery to be made only upon payment therefor to the Custodian in cash or in such other proper medium of payment as may be acceptable to the Custodian in the reasonable exercise of its discretion or as such instructions may designate. Upon receipt of proper instructions, such securities may be released and delivered by the Custodian to the broker selling the same, for examination, in accordance with the "Street Delivery" custom.

(e) In general, to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with such securities or property of the Depositor, except as otherwise from time to time directed by proper instructions, and except that securities and funds of the Depositor shall be released and delivered by the Custodian only as provided in this Agreement.

(f) To receive and collect all stock dividends, rights, and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

(g) Promptly to deliver or mail to the Depositor, unless otherwise directed by proper instructions, all forms of proxies (which shall have been duly executed in blank by the Custodian or its nominee) and all notices of meetings and other notices or announcements affecting or relating to the securities, and, upon receipt of proper instructions, to execute and deliver or cause its nominee to execute and deliver such authorizations as may be required.

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(h) To use depositories for custody of securities and for settlement of purchases and sales of securities and to register said securities in the name of such depositories or their nominees.

3. The Custodian shall not deliver to the Depositor or to any trustee, officer, or employee of the Depositor any securities of the Depositor which it holds as Custodian or Agent hereunder. This provision shall not be deemed to apply to securities delivered upon sale hereunder to any person against payment. In event of the termination of this Custodian Agreement, the Custodian shall deliver such securities as hereinafter set forth.

ARTICLE III

FUNDS

1. The Custodian shall have and perform the following powers and duties:

(a) Subject to the provisions of Subsection (c) of this Section 1, to retain all moneys of the Depositor in the Banking or Trust Department of the Custodian in a separate account or accounts in the name of the Depositor, subject only to draft or order by the Custodian in accordance with the terms of this Custodian Agreement. If and when authorized by proper instructions, the Custodian may open and maintain an additional account or accounts in such other banks or trust companies as may be designated by such instructions and approved by the Custodian, such account or accounts, however, to be in the name of the Custodian and subject only to its draft or order in accordance with the terms of this Agreement. The Custodian shall receive and receipt for all moneys from or due to the Depositor, and shall deposit the same in such account or accounts (herein referred to as the "Custody Account"). The Depositor shall not be entitled to interest on any of its moneys held by the Custodian in the Custody Account or otherwise.

(b) To collect, receive, and deposit in the Custody account all income and other payments with respect to the securities held hereunder, and to do all other things necessary or proper in connection with the collection of such income, including the endorsing, for collection in the name of the Depositor, of all checks, drafts, or other such instruments.

(c) Upon receipt of proper instructions, to pay and transfer funds from the Custody Account to the Depositor's Transfer Agent Fund, insofar as funds are available, for the payment of dividends or other distributions to stockholders of the Depositor.

(d) Upon receipt of proper instructions, to pay, from the Custody Account, expenses of the Depositor, including payments to Depositor's investment advisor and principal underwriter (if any) as reimbursement for expenses of Depositor, incurred, accrued, or paid by said investment advisor or underwriter.

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2. Except as otherwise expressly provided herein, the Custodian shall not deliver to any trustee, officer, or employee of the Depositor any funds which it holds as Custodian. This provision shall not be deemed to apply to payments to any person for securities or shares purchased hereunder. In the event of termination of this Custodian Agreement, the Custodian shall pay and transfer all funds and property held by it hereunder in the manner hereinafter set forth.

ARTICLE IV

ISSUANCE, PURCHASE, AND

REPURCHASE OF

DEPOSITOR'S SHARES

The Custodian shall have and perform the following powers and duties:

1. The Custodian shall receive all sums payable to the Depositor or the Depositor's Subscription Agent (if any) in connection with the sale or issuance of the Depositor's shares.

2. The Custodian, upon receipt of proper instructions from the Depositor or the Depositor's Redemption Agent (if any) as to shares of the Depositor redeemed or repurchased and the amounts due thereon, shall, to the extent that funds are available, advance such funds to the said Redemption Agent to pay said redemptions or repurchases.

ARTICLE V

MISCELLANEOUS

1. The parties mutually agree as follows:

(a) The Custodian shall be entitled to receive and act upon advice of counsel (who may be either its own counsel or counsel for the Depositor), and shall be without liability for any action taken or thing done pursuant to such advice.

(b) The Custodian shall not incur liability to anyone, and shall be indemnified and held harmless by the Depositor from all loss or liability, for anything done or suffered by the Custodian in good faith in accordance with proper instructions or based upon information furnished by the Depositor. By no implication or construction whatsoever shall any liability to anyone be placed upon the Custodian except for gross negligence.

(c) The Depositor agrees that, as sole owner of all securities delivered or to be delivered to the Custodian hereunder, it will indemnify and hold harmless the Custodian and its nominee from any and all costs, liability, and expense imposed on or incurred by them or either of them and resulting directly or indirectly from the fact that securities are registered in the name of the Custodian or its nominee.

(d) The Custodian shall be entitled to receive from the Depositor, on demand, reimbursement for its cash disbursements,

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expenses, and charges, in connection with its duties hereunder, but excluding salaries and usual overhead expenses. All payments which the Custodian is authorized or required to make hereunder shall be made only from and to the extent of the moneys of the Fund in its hands, and nothing herein contained shall be construed to impose any obligation upon the Custodian to make any payments for which such moneys are not available.

(e) The Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate, or other instrument or paper believed by it to be genuine and to have been properly executed, and shall, unless otherwise specifically provided herein, be entitled to receive, as conclusive proof of any fact or matter required to be ascertained by it hereunder, a statement or certificate signed by persons authorized to do so under paragraph 2(a) of this Article.

2. (a) The Custodian shall be deemed to have received proper instructions upon receipt of written instructions signed by such officers of the Depositor as its Board of Trustees shall have from time to time authorized to give the particular class of instruction in question. Different officers may be authorized to give instructions for different purposes. A copy (certified by Depositor's Secretary, Assistant Secretary, or any other officer authorized by its governing documents) of a Resolution of the Board of Trustees may be received and accepted by the Custodian as conclusive evidence of the authority of such officers to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms.

(b) The Custodian may assume, unless and until notified in writing to the contrary, that proper instructions received by it are not in conflict with, or in any way contrary to, any provisions of the Depositor's governing documents, as amended, or votes, resolutions, or proceedings of its Board of Trustees.

3. The Depositor shall pay to the Custodian such compensation and at such time as may from time to time be agreed upon in writing by the Custodian and the Depositor.

4. The Depositor is to be registered under the Investment Company Act of 1940. If its registration, when made, is suspended or revoked by the Securities and Exchange Commission, the Depositor will inform the Custodian to that effect at once. The activities of the Custodian after the registration is suspended or revoked shall be confined (a) to such transactions as the Depositor may then be permitted to carry out under the laws or regulations of the Securities and Exchange Commission then existing, or (b) to the termination of this Custodian Agreement. Anything in this Custodian Agreement to the contrary notwithstanding, if the registration of the Depositor is suspended or revoked as aforesaid, the Custodian may terminate this Custodian Agreement by notice in writing, delivered or mailed,

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postage prepaid, to the Depositor, the termination to be effective as of the time of delivery or mailing or such other time as may be stated in such notice.

5. The Depositor will, presently and from time to time, deposit with the Custodian properly certified copies of its governing documents, all amendments thereto, and all such resolutions, votes, or other proceedings as may be necessary or convenient to the Custodian in the performance of its duties.

6. This Custodian Agreement may be amended and supplemented to the extent agreed upon by the parties in writing, but all such amendments and supplements shall comply and be consistent with applicable provisions of the Investment Act of 1940, as amended and supplemented.

7. All securities held by the Custodian for the account of the Depositor shall at all times be subject to inspection by the Securities and Exchange Commission through its authorized employees or agents. Such securities shall also be subject to inspection by the Certified Public Accountant employed by the Depositor. The Custodian shall have the right to designate one or more persons to be present at any such inspections.

8. Either party may terminate this Custodian Agreement by notice in writing, delivered or mailed to the party hereto, not less than 60 days prior to the effective date of such termination.

(a) Upon termination, the Depositor shall pay to the Custodian such compensation as may be due at the date of distribution, and shall reimburse the Custodian for its costs, expenses, and disbursements.

(b) Upon termination, or upon the inability of the Custodian to continue to serve, the Custodian shall, upon proper instructions from the Depositor designating another bank or trust company (which shall be qualified to act as such Custodian under the Investment Company Act of 1940, as amended) as Custodian, deliver and pay over to said Successor Custodian, at the office of the Custodian, duly endorsed and in proper form for transfer, all securities then held by it hereunder and all moneys or other properties of the Depositor deposited with or held by the Custodian hereunder.

(c) Upon termination, if no such Successor Custodian is named by the Depositor and if so directed by the duly authenticated vote of the holders of a majority of the outstanding shares of the Depositor, who shall have considered whether the Depositor should be liquidated or should function without a Custodian, the Custodian shall deliver and pay over all the net assets of the Depositor held by it in such manner as specified in such vote.

(d) Upon termination, if no such Successor Custodian is named by the Depositor, and if no such vote specified some other disposition

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of the funds and property of the Depositor, or pending such naming of such vote, the Custodian shall not deliver funds and property of the Depositor, except that it may deliver such funds and property to a bank or trust company doing business in Washington, District of Columbia, of its own selection, which is duly qualified to act as Custodian hereunder under the Investment Company Act of 1940, as amended.

9. This instrument is executed and delivered in the District of Columbia and shall be subject to and be considered according to the laws of the District of Columbia.

IN WITNESS WHEREOF, THE EHRENKRANTZ TRUST has caused its name to be hereunto subscribed and witnessed, all in triplicate, on the day and year herein above written, and

RIGGS NATIONAL BANK has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed and attested, all in triplicate, on the day and year herein above written.

WITNESS: THE EHRENKRANTZ TRUST

/s/ Joan King /s/ Irwin Nussbaum

Officer of the Fund

ATTEST: RIGGS NATIONAL BANK

/s/

Assistant Cashier Executive Vice President and

Trust Officer